EXHIBIT 95

MINE SAFETY DISCLOSURE EXHIBIT

The operation of the Company’s U.S. aggregate quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (the “SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and type of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The SEC recently issued final rules and regulations implementing the mine safety disclosure requirements of Section 1503(a) of the Dodd-Frank Act. We have provided information below in response to the rules and regulations of the SEC issued under these provisions of the Dodd-Frank Act. The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act and the SEC rules and regulations thereunder do not apply to our quarries and mines operated outside the United States.

The Company presents the following items regarding certain mining safety and health matters for the year ended December 31, 2011 (Appendix 1):

•

Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Company received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is reasonably likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•

Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except certain authorized persons) from the affected area of a quarry or mine.

•

Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•

Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•

Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•

Total Dollar Value of MSHA Assessments Proposed. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the report. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•

Total Number of Mining-Related Fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•	Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under section 104(e) of the Mine Act. If MHSA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal Actions Pending as of the Last Day of Period.

•	Legal Actions Initiated During Period.

•	Legal Actions Resolved During Period.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. Appendix 1 shows, for each of the Company’s quarries and mines identified, as of December 31, 2011, the number of legal actions pending before the Commission, along with the number of legal actions initiated before the Commission during the year as well as resolved during the year. In addition, Appendix 1 includes a footnote to the column for legal actions before the Commission pending as of the last day of the period, which footnote breaks down that total number of legal actions pending by categories according to the type of proceeding in accordance with various categories established by the Procedural Rules of the Commission.

Appendix 1 attached

Appendix 1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
(45) North Indianapolis SURFACE	1200002	3	0	0	0	0	$884	0	no	no	0	0	0
211 Quarry	4103829	0	0	0	0	0	$100	0	no	no	0	0	0
Alabaster Quarry	103068	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Sand	1302037	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Portable Plant 1	1302031	0	0	0	0	0	$425	0	no	no	0	0	0
Alden Portable Plant 2	1302033	2	0	0	0	0	$1,696	0	no	no	3	3	0
Alden Portable Wash	1302122	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Quarry	1300228	0	0	0	0	0	$0	0	no	no	0	0	0
Alden Shop	1302320	0	0	0	0	0	$100	0	no	no	0	0	0
American Stone Quarry	3100189	0	0	0	0	0	$0	0	no	no	0	0	0
Ames Mine	1300014	13	0	1	0	0	$50,405	0	no	no	0	4	9
Anderson Creek	4402963	1	0	0	0	0	$290	0	no	no	0	1	1
Apple Grove	3301676	1	0	0	0	0	$5,896	0	no	no	0	0	0
Appleton/Perryville**	2300070	0	0	0	0	0	$0	0	no	no	0	0	0
Appling Quarry	901083	0	0	0	0	0	$0	0	no	no	0	0	0
Arrowood	3100059	0	0	0	0	0	$1,136	0	no	no	0	0	0
Asheboro Quarry	3100066	6	0	0	0	0	$390	0	no	no	0	0	0
Auburn, Al Quarry	100006	2	0	1	0	0	$512	0	no	no	2	2	0
Auburn, GA Quarry	900436	2	0	0	0	0	$552	0	no	no	0	0	0
Augusta Quarry-GA	900065	6	0	0	0	0	$24,087	0	no	no	6	7	1
Augusta Quarry-KS	1400126	2	0	0	0	0	$761	0	no	no	0	0	0
Bakers	3100071	5	0	0	0	0	$669	0	no	no	0	0	0
Beaver Lake Quarry	4503347	0	0	0	0	0	$208	0	no	no	0	0	0
Beckman Quarry	4101335	1	0	0	0	0	$508	0	no	no	0	0	0
Bedrock Plant	4103283	1	0	0	0	0	$276	0	no	no	0	0	0
Belgrade Quarry	3100064	0	0	0	0	0	$200	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Belmont Sand	1201911	0	0	0	0	0	$0	0	no	no	0	0	0
Benson Quarry	3101979	0	0	0	0	0	$338	0	no	no	0	0	0
Berkeley Quarry	3800072	1	0	0	0	0	$1,077	0	no	no	0	0	0
Bessemer City	3101105	2	0	0	0	0	$650	0	no	no	0	0	0
Big Springs	1400184	0	0	0	0	0	$0	0	no	no	0	0	0
Birmingham Shop	102096	0	0	0	0	0	$0	0	no	no	0	0	0
Black Ankle Quarry	3102220	0	0	0	0	0	$0	0	no	no	0	0	0
Black Rock Quarry	300011	0	0	0	0	0	$200	0	no	no	0	0	0
Black Spur Quarry	4104159	0	0	0	0	0	$334	0	no	no	0	0	0
Blake Quarry	1401584	3	0	0	0	0	$2,038	0	no	no	3	3	0
Blue Rock	3300016	0	0	0	0	0	$0	0	no	no	0	0	0
Bonds	3101963	0	0	0	0	0	$300	0	no	no	0	0	0
Boonsboro	1800024	0	0	0	0	0	$900	0	no	no	0	1	1
Broken Bow SandG	3400460	3	0	0	0	0	$1,098	0	no	no	0	0	0
Burlington Quarry	3100042	1	0	0	0	0	$390	0	no	no	0	0	0
Burning Springs	4608862	0	0	0	0	0	$408	0	no	no	4	0	2
Cabbage Grove Quarry	800008	0	0	0	0	0	$0	0	no	no	0	0	0
Caldwell Quarry	3101869	0	0	0	0	0	$100	0	no	no	0	0	0
Camak Quarry	900075	3	0	0	0	0	$4,048	0	no	no	4	4	0
Carmel Church Quarry	4405633	0	0	0	0	0	$0	0	no	no	0	0	0
Carmel SandG	1202124	0	0	0	0	0	$200	0	no	no	0	0	0
Castle Hayne Quarry	3100063	2	0	0	0	0	$2,706	0	no	no	4	4	0
Cayce Quarry	3800016	0	0	0	0	0	$300	0	no	no	0	0	0
Cedar Rapids Quarry	1300122	0	0	0	0	0	$0	0	no	no	0	0	0
Cedarville	3304072	0	0	0	0	0	$300	0	no	no	0	0	0
Central Rock Quarry	3100050	0	0	0	0	0	$445	0	no	no	1	1	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Charlotte	3100057	2	0	0	0	0	$1,192	0	no	no	0	0	0
Chattanooga Quarry	4003159	1	0	0	0	0	$200	0	no	no	2	0	0
Chesterfield Quarry	3800682	1	0	0	0	0	$1,445	0	no	no	0	0	0
Chico	4103360	0	0	0	0	0	$100	0	no	no	0	0	0
Clarks Quarry	3102009	0	0	0	0	0	$0	0	no	no	0	0	1
Clinton County	3304546	0	0	0	0	0	$0	0	no	no	0	0	0
Cloverdale	1201744	1	0	0	0	0	$363	0	no	no	1	1	0
Cobey	4104140	0	0	0	0	0	$200	0	no	no	0	0	0
Colfax Sand and Gravel	1300814	0	0	0	0	0	$0	0	no	no	0	0	0
Cook Road	3304534	0	0	0	0	0	$100	0	no	no	0	0	0
Cumberland Quarry	3102237	0	0	0	0	0	$0	0	no	no	0	0	0
Davis	3401299	2	0	0	0	0	$2,156	0	no	no	0	0	0
Denham Springs Gravel	1601352	0	0	0	0	0	$0	0	no	no	0	0	0
Denver	3101971	0	0	0	0	0	$254	0	no	no	0	0	0
Des Moines Portable	1300150	1	0	0	0	0	$645	0	no	no	0	0	0
Doswell	4400045	0	0	0	0	0	$1,034	0	no	no	0	0	1
Dredge Lucas	4603800	0	0	0	0	0	$0	0	no	no	0	0	0
Dubois Quarry	2501046	1	0	0	0	0	$872	0	no	no	0	0	0
Durham Mine	1301225	9	0	0	0	0	$32,432	0	no	no	0	2	2
Earlham Quarry	1302123	0	0	0	0	0	$527	0	no	no	0	0	0
East Alamance	3102021	0	0	0	0	0	$0	0	no	no	0	0	0
E-Town SandG	3304279	0	0	0	0	0	$317	0	no	no	0	1	1
Fairborn Gravel	3301388	0	0	0	0	0	$400	0	no	no	0	0	0
Fairfield	3301396	0	0	0	0	0	$200	0	no	no	0	0	0
Ferguson Quarry	1300124	0	0	0	0	0	$0	0	no	no	0	0	0
Forsyth Quarry	901035	0	0	0	0	0	$100	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Fort Calhoun	2500006	1	0	0	0	0	$8,486	0	no	no	0	0	0
Fort Dodge Mine	1300032	4	0	0	0	0	$8,820	0	no	no	2	3	1
Fountain Quarry	3100065	1	0	0	0	0	$1,667	0	no	no	0	0	0
Franklin Gravel	3302940	0	0	0	0	0	$0	0	no	no	0	0	0
Franklin Quarry	3102130	1	0	0	0	0	$676	0	no	no	0	0	0
Fredonia Quarry**	1500022	1	0	0	0	0	$100	0	no	no	1	0	3
Fuquay Quarry	3102055	0	0	0	0	0	$0	0	no	no	0	0	0
Garner Quarry	3100072	3	0	0	0	0	$3,552	0	no	no	1	1	0
Garwood	4102886	0	0	0	0	0	$338	0	no	no	0	0	0
Georgetown ll	3800525	2	0	0	0	0	$176	0	no	no	0	0	0
Granite Canyon Quarry	4800018	3	0	0	0	0	$950	0	no	no	0	0	4
Greenwood	2300141	1	0	0	0	0	$407	0	no	no	1	1	1
Guernsey	4800004	9	0	0	0	0	$5,351	0	no	no	0	0	0
Hamilton Gravel	3301394	0	0	0	0	0	$0	0	no	no	0	0	0
Harrison	3301395	0	0	0	0	0	$0	0	no	no	0	0	0
Hatton Quarry	301614	0	0	0	0	0	$100	0	no	no	0	0	0
Helotes	4103137	0	0	0	0	0	$300	0	no	no	0	0	0
Hickory Quarry	3100043	2	0	0	0	0	$514	0	no	no	0	0	0
Hicone Quarry	3102088	0	0	0	0	0	$0	0	no	no	0	0	0
Hondo	4104708	0	0	0	0	0	$200	0	no	no	0	0	0
Hondo-1	4104090	0	0	0	0	0	$100	0	no	no	0	0	0
Hugo	3400061	0	0	0	0	0	$300	0	no	no	0	0	0
Hwy 10 Quarry	2300925	0	0	0	0	0	$0	0	no	no	0	0	0
Idabel	3400507	0	0	0	0	0	$0	0	no	no	0	0	0
Iowa Grading	1302316	0	0	0	0	0	$0	0	no	no	0	0	0
Iowa Grading 26810	1302126	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Jamestown Quarry	3100051	1	0	0	0	0	$1,261	0	no	no	0	0	0
Jefferson Quarry	901106	1	0	0	0	0	$634	0	no	no	0	0	0
Jones Mill Quarry	301586	0	0	0	0	0	$100	0	no	no	0	0	0
Junction City Quarry	901029	0	0	0	0	0	$100	0	no	no	0	0	0
Kannapolis	3100070	0	0	0	0	0	$0	0	no	no	0	0	0
Kansas Portable	1401659	0	0	0	0	0	$0	0	no	no	0	0	0
Kaskaskia Mine**	1100213	0	0	0	0	0	$0	0	no	no	0	0	0
Kentucky Ave Mine	1201762	3	0	0	0	0	$1,255	0	no	no	0	0	1
Kings Mountain	3100047	0	0	0	0	0	$200	0	no	no	0	0	0
Kokomo Mine	1202105	0	0	0	0	0	$200	0	no	no	0	0	0
Kokomo Sand	1202203	0	0	0	0	0	$0	0	no	no	0	0	0
Kokomo Stone	1200142	0	0	0	0	0	$300	0	no	no	0	0	0
LeGrand Portable	1302317	0	0	0	0	0	$0	0	no	no	0	0	0
Lemon Springs Quarry	3101104	4	0	0	0	0	$9,576	0	no	no	5	5	0
Linn County Sand	1302208	0	0	0	0	0	$0	0	no	no	0	0	0
Loamy Sand & Gravel	3800721	0	0	0	0	0	$217	0	no	no	0	0	0
Lynchburg Quarry	3304281	0	0	0	0	0	$0	0	no	no	0	0	0
Maiden Quarry	3102125	0	0	0	0	0	$300	0	no	no	0	0	0
Malcom Mine	1300112	5	0	0	0	0	$919	0	no	no	0	1	1
Mallard Creek	3102006	0	0	0	0	0	$100	0	no	no	0	0	0
Marshalltown Sand	1300718	1	0	0	0	0	$250	0	no	no	0	0	0
Matthews	3102084	0	0	0	0	0	$100	0	no	no	0	0	0
Maylene Quarry	100634	0	0	0	0	0	$654	0	no	no	0	0	0
Midlothian	4403767	1	0	0	0	0	$138	0	no	no	0	0	0
Milford	4202177	5	0	0	0	0	$3,086	0	no	no	0	0	0
Mill Creek	3401285	1	0	0	0	0	$1,523	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Moore Quarry	1302188	0	0	0	0	0	$1,150	0	no	no	0	0	0
Mustang Quarry	2602484	0	0	0	0	0	$0	0	no	no	0	0	0
New Braunfels Quarry	4104264	2	0	1	0	0	$3,157	0	no	no	2	2	0
New Harvey Sand	1301778	1	0	0	0	0	$150	0	no	no	0	0	0
Noblesville SandG	1201994	0	0	0	0	0	$0	0	no	no	0	0	0
Noblesville Stone	1202176	1	0	0	0	0	$5,707	0	no	no	1	1	1
North Columbia Quarry	3800146	0	0	0	0	0	$0	0	no	no	0	0	0
North Indianapolis	1201993	1	0	0	0	0	$2,189	0	no	no	0	0	0
North Marion Quarry	1401506	0	0	0	0	0	$0	0	no	no	0	0	0
North Troy	3401905	0	0	0	0	0	$0	0	no	no	0	0	0
Ohio Recycle	3304394	0	0	0	0	0	$0	0	no	no	0	0	0
Ohio Stripping	N354	0	0	0	0	0	$0	0	no	no	0	0	0
ONeal	103076	0	0	0	0	0	$100	0	no	no	0	0	0
Onslow Quarry	3102120	0	0	0	0	0	$138	0	no	no	0	0	0
Ottawa Quarry	1401590	0	0	0	0	0	$1,045	0	no	no	0	0	0
Pacific Quarry	4500844	0	0	0	0	0	$1,482	0	no	no	0	0	0
Parkville Mine	2301883	3	0	0	0	0	$1,397	0	no	no	1	1	0
Paulding Quarry	901107	1	0	0	0	0	$393	0	no	no	0	0	0
Peculiar Mine	2300765	0	0	0	0	0	$0	0	no	no	0	0	0
Pederson Quarry	1302192	3	0	0	0	0	$1,028	0	no	no	0	0	0
Perry Quarry	801083	0	0	0	0	0	$0	0	no	no	0	0	2
Perryville Quarry**	2301413	0	0	0	0	0	$100	0	no	no	0	0	0
Petersburg	1516895	0	0	0	0	0	$612	0	no	no	0	0	0
Phillipsburg	3300006	0	0	0	0	0	$200	0	no	no	0	0	0
Pinesburg	1800021	1	0	0	0	0	$1,273	0	no	no	1	0	0
Pomona Quarry	3100052	1	0	0	0	0	$925	0	no	no	0	0	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Portable Crushing	4104204	1	0	0	0	0	$785	0	no	no	0	0	3
Poteet (Sand Plant)	4101342	0	0	0	0	0	$100	0	no	no	2	0	1
Raccoon River Sand	1302315	0	0	0	0	0	$200	0	no	no	0	0	0
Raleigh Durham Quarry	3101941	1	0	0	0	0	$787	0	no	no	1	1	1
Randolph Deep Mine	2302308	2	0	0	0	0	$869	0	no	no	1	1	1
Recycling 801	1202198	0	0	0	0	0	$0	0	no	no	0	0	0
Recycling 802	1202199	0	0	0	0	0	$0	0	no	no	0	0	0
Red Hill	4400072	0	0	0	0	0	$300	0	no	no	0	0	0
Red Oak Quarry	900069	0	0	0	0	0	$576	0	no	no	0	0	0
Reidsville Quarry	3100068	0	0	0	0	0	$108	0	no	no	0	0	0
Rio Medina	4103594	0	0	0	0	0	$200	0	no	no	0	0	0
River Portable**	1103052	0	0	0	0	0	$0	0	no	no	0	0	0
Rock Hill	3800026	0	0	0	0	0	$2,282	0	no	no	0	0	0
Rock Springs Quarry	4700053	0	0	0	0	0	$0	0	no	no	0	0	0
Rocky Point Quarry	3101956	6	0	2	0	0	$10,214	0	no	no	1	1	0
Rocky River	3102033	0	0	0	0	0	$100	0	no	no	0	0	0
Rosiclare Quarry**	1100009	0	0	0	0	0	$138	0	no	no	0	0	1
Ross Gravel	3301587	0	0	0	0	0	$0	0	no	no	0	0	0
R-S Sand and Gravel	2200381	1	0	0	0	0	$463	0	no	no	0	0	1
Ruby Quarry	900074	0	0	0	0	0	$0	0	no	no	0	0	0
S.T. Porter Pit	4102673	0	0	0	0	0	$0	0	no	no	0	0	0
Salem Stone Company	3102038	1	0	0	0	0	$263	0	no	no	0	0	0
Salisbury Shop	3101235	0	0	0	0	0	$200	0	no	no	0	0	0
San Pedro Quarry	4101337	0	0	0	0	0	$0	0	no	no	0	0	2
Sawyer	3401634	0	0	0	0	0	$700	0	no	no	0	0	0
Saylorville Sand	1302290	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Shorter Sand and Gravel	102852	0	0	0	0	0	$100	0	no	no	0	0	0
Siler City Quarry	3100044	0	0	0	0	0	$0	0	no	no	0	0	0
Six Mile Quarry	901144	0	0	0	0	0	$100	0	no	no	0	0	0
Snyder	3401651	1	0	0	0	0	$407	0	no	no	2	2	0
Spanish Springs Quarry	2600803	5	0	0	0	0	$8,697	0	no	no	1	1	1
Springfield Quarry	2501103	0	0	0	0	0	$0	0	no	no	0	0	0
St Cloud Quarry	2100081	0	0	0	0	0	$100	0	no	no	0	0	0
Stamper Mine	2302232	6	0	0	0	0	$2,869	0	no	no	0	0	0
Statesville Quarry	3100055	0	0	0	0	0	$0	0	no	no	0	0	0
Sully Mine	1300063	1	0	0	0	0	$5,518	0	no	no	0	1	1
Sunflower	1401556	0	0	0	0	0	$300	0	no	no	1	1	1
Table Mountain Quarry	404847	0	0	0	0	0	$0	0	no	no	0	0	0
Thomasville Quarry	3101475	0	0	0	0	0	$0	0	no	no	0	0	0
Three Rivers Quarry**	1500100	6	0	0	0	0	$23,255	0	no	no	11	0	1
Troy	3401581	0	0	0	0	0	$0	0	no	no	0	0	0
Troy Gravel	3301678	0	0	0	0	0	$0	0	no	no	0	0	0
Tyrone Quarry	900306	0	0	0	0	0	$227	0	no	no	0	0	0
Vance Quarry	103022	0	0	0	0	0	$0	0	no	no	1	1	1
W. Des Moines S	1300932	0	0	0	0	0	$100	0	no	no	0	0	0
Warrenton Quarry	900580	0	0	0	0	0	$138	0	no	no	1	1	3
Waverly Sand	1202038	0	0	0	0	0	$0	0	no	no	0	0	0
Weeping Water Mine	2500998	16	0	0	0	0	$32,234	0	no	no	3	2	1
Willis	3401949	0	0	0	0	0	$0	0	no	no	0	0	0
Wilson Quarry	3102230	1	0	0	0	0	$599	0	no	no	0	0	0
Woodbine Quarry	1400085	0	0	0	0	0	$0	0	no	no	0	0	0
Woodleaf Quarry	3100069	0	0	0	0	0	$0	0	no	no	0	0	1

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Woodville	3300156	5	0	0	0	0	$10,566	0	no	no	0	0	0
Xenia	3301393	0	0	0	0	0	$300	0	no	no	0	0	0
Yellow Medicine Quarry	2100033	0	0	0	0	0	$100	0	no	no	0	0	0
Port. Plant # 1 (Idle)***	504359	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #2 Riverbend Rec.***	504360	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #3 (Idle)***	504361	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #4 Gypsum Wash***	504320	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #6 35th Ave. Crush***	503215	1	0	0	0	0	$162	0	no	no	0	0	0
Port. Plant #10***	503984	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #11 Gypsum Crush***	504059	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #12 Treiber,Warson Crush***	504526	1	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #14 35th Ave. Wash***	504613	0	0	0	0	0	$100	0	no	no	0	0	0
Port. Plant #15 Mamm Creek***	504647	1	0	0	0	0	$2,170	0	no	no	0	0	0
Port. Plant #17 Treiber, Warson Wash***	504735	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant # 18 Gordon Recycle***	501057	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant #19 Powers Wash***	504832	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant # 20 Powers Crush***	504531	0	0	0	0	0	$0	0	no	no	0	0	0
Port. Plant # 21 Santa Ana Crush***	504520	0	0	0	0	0	$0	0	no	no	0	0	0
Cottonwood Sand & Gravel***	504418	0	0	0	0	0	$200	0	no	no	0	0	0
Riverbend Sand & Gravel***	504841	0	0	0	0	0	$0	0	no	no	0	0	0

Location	MSHA ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessment/$ Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)*	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Spec Agg Sand & Gravel***	500860	0	0	0	0	0	$0	0	no	no	0	0	0
Fountain Sand & Gravel***	503821	0	0	0	0	0	$200	0	no	no	0	0	0

Totals		198	0	5	0	0	$328,187	0	0	0	70	61	55

*	Of the 70 legal actions pending on December 31, 2011, 21 were contests of citations or orders referenced in Subpart B of CFR Part 2700, which includes contests of citations and orders issued under Section 104 of the Mine Act and contests of imminent danger orders under Section 107 of the Mine Act, 48 were contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700, which are administrative proceedings before the Commission challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order, and one was a complaint of discharge, discrimination or interference referenced in Subpart E of 29 CFR Part 2700, which is a complaint under Section 105 of the Mine Act by a worker involving discrimination proceedings and relating proceedings.
**	Sites disposed of by the Company on December 9, 2011 as part of divesting the River District Operations. Represents citations, orders, violations, assessments, etc. with respect to the period of ownership by the Company from January 1, 2011 through December 9, 2011.
***	Sites acquired by the Company effective December 10, 2011 as part of the asset swap with Lafarge. Represents citations, orders, violations, assessments, etc. with respect to both the period of ownership by Lafarge from January 1, 2011 through December 9, 2011 and the period of ownership by the Company from December 10, 2011 through December 31, 2011.